As filed with the Securities and Exchange Commission on June 21, 1999

                                                      Registration No. 333-22693

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                 Amendment No. 2
                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ALPHA RESOURCES, INC.
                              --------------------
        (Exact name of small business issuer as specified in its charter)

             Delaware                     6770                   59-3422883
             --------                     ----                   ----------
(State or other jurisdiction of (Primary standard industrial (I.R.S. Employer incorporation or organization) classification code number) Identification No.)

       901 Chestnut Street, Suite A, Clearwater, FL 33756, (727) 447-3620
       ------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of small business issuer's principal executive offices)

                Gerald L. Couture, 901 Chestnut Street, Suite A,
                       Clearwater, FL 33756,(727)447-3620
                       ----------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            Richard A. Friedman, Esq.
                         Sichenzia, Ross & Friedman LLP
                        135 West 50th Street, 20th Floor
                            New York, New York 10020
                               Tel: (212) 664-1200
                               Fax: (212) 664-7329
                                 ---------------
Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective and concluding 120 days thereafter.

     If this Form is a post-effective amendment filed pursuant to Rule 429(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

                                 ---------------

                                         CALCULATION OF REGISTRATION FEES

------------------------------------------- ---------------- --------------- ----------------- ----------------
                                               Amount to        Proposed     Proposed Maximum     Amount of
 Title of Each Class of Securities to be     be Registered      Maximum         Aggregate       Registration
                Registered                                      Offering         Offering            Fee
                                                               Price Per         Price(1)
                                                              Security(1)

------------------------------------------- ---------------- --------------- ----------------- ----------------
Units (2)                                     20,000 Units       $6.00           $120,000          $41.38
------------------------------------------- ---------------- --------------- ----------------- ----------------
Common Stock, $.001 par value (2)              1,200,000          N/A              N/A               N/A
                                                Shares
------------------------------------------- ---------------- --------------- ----------------- ----------------
Total                                                                                             $41.38 *
=========================================== ================ =============== ================= ================
    *  Previously paid.


(1) Estimated solely for the purpose of determining the registration fee.
(2) Includes an aggregate of 1,200,000 shares of Common Stock to be offered to the public in 20,000 Units. Each Unit consists of 60 shares of Common Stock.

                                 --------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  Cross Reference Sheet Pursuant to Rule 404(a)

         Cross reference between Item of Part I of Form SB-2 and the prospectus filed by the above Company as of the registration statement.

Registration Statement
Item Number                                       Prospectus Heading
-----------                                       ------------------

  1.     Forepart of the Registration Statement   FRONT COVER
         and Outside Front Cover Page of
         Prospectus

  2.     Inside Front and Outside Back Cover      INSIDE FRONT COVER and OUTSIDE
         Pages of Prospectus                      BACK COVER

  3.     Summary Information and Risk Factors     PROSPECTUS SUMMARY and RISK
                                                  FACTORS

  4.     Use of Proceeds                          USE OF PROCEEDS

  5.     Determination of Offering Price          UNDERWRITING

  6.     Dilution                                 DILUTION and COMPARATIVE DATA

  7.     Selling Security Holders                 NOT APPLICABLE

  8.     Plan of Distribution                     UNDERWRITING

  9.     Legal Proceedings                        LITIGATION

10. Directors,Executive Officers,Promoters, MANAGEMENT and Control Persons

11. Security Ownership of Certain Beneficial PRINCIPAL SHAREHOLDERS Owners and Management

12.      Description of Securities                DESCRIPTION OF SECURITIES

13.      Interest of Names Experts and Counsel    EXPERTS and LEGALITY OF SHARES

14.      Disclosure of Commission Position on     UNDERWRITING
         Indemnification for Securities Act
         Liabilities

15.      Organization Within Five Years           PROSPECTUS SUMMARY
                                                  and BUSINESS

16.      Description of Business                  BUSINESS

17.      Management's Discussion and Analysis     NOT APPLICABLE
         or Plan of Operations

18.      Description of Property                  BUSINESS

19.      Certain Relationships and Related
         Transactions                             CERTAIN TRANSACTIONS

20.      Market for Common Equity and Related     NOT APPLICABLE
         Stockholder Matters

21.      Executive Compensation                   MANAGEMENT

22.      Financial Statements                     FINANCIAL STATEMENTS

23.      Changes in and Disagreements with        NOT APPLICABLE
         Accountants on Accounting and
         Financial Disclosure

                              ALPHA RESOURCES, INC.
                              --------------------

                            A Minimum of 10,000 Units
                                       and
                            A Maximum of 20,000 Units

                         Offering Price: $6.00 Per Unit

         A minimum of 10,000 Units and a maximum of 20,000 Units at a price of $6.00 per Unit are being offered by Alpha Resources, Inc. (the "Company"). Each Unit consists of 60 shares of common stock, par value $0.001 (the "Common
Stock") of the Company. The offering price of the Units has been arbitrarily determined by the Company, and bears no relationship to the assets or book value of the Company or any other recognized criteria of value. (See "DESCRIPTION OF SECURITIES" and "PLAN OF DISTRIBUTION"). This offering shall be completed and shall terminate no later than ninety (90) days from the date of this Prospectus (or up to a total of one hundred eighty (180) days from the date of this Prospectus, at the option of the Company). If the Company does not sell at least 10,000 Units prior to termination of this offering within such time period, all proceeds received will be promptly refunded to subscribers in full, without interest of deduction therefrom for commissions or expenses. The existing officers and directors reserve the right to acquire up to the minimum number of Units in this offering.

         This offering will be conducted in accordance with Rule 419 promulgated under the Securities Act of 1933, as amended ("Securities Act"). The net offering proceeds and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the Deposited Securities may not be traded or transferred. Except for an amount up to 10% of the Deposited Funds (estimated at $12,000, if the entire offering is sold, or at $6,000, if only the minimum offering is sold) which is releasable to the Company under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reaffirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds (without any interest earned thereon and none of the Deposited Securities will be issued to investors). If an acquisition meeting all the requirements of Rule 419, including reconfirmation by investors in this offering, is not consummated within 18 months of the date of this Prospectus, the Deposited Funds held in escrow shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means. (See "PROSPECTUS SUMMARY: Investors' Rights to Reconfirm Investment Under Rule 419").

         THE SECURITIES OFFERED INVOLVE A VERY HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION, AND SHOULD BE CONSIDERED ONLY BY THOSE PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. (See "RISK FACTORS").

         THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                                                   Underwriting
                                     Offering Price                Discounts and                  Proceeds
                                       to Public                  Commissions(1)                to Company(2)
----------------------------- ----------------------------- ---------------------------- ----------------------------

Per Unit Total (3)                       $ 6.00                         --                            6.00
----------------------------- ----------------------------- ---------------------------- ----------------------------
   Minimum                              $60,000                         --                          60,000
----------------------------- ----------------------------- ---------------------------- ----------------------------
   Maximum                              $120,000                        --                         120,000
----------------------------- ----------------------------- ---------------------------- ----------------------------



                  The date of this Prospectus is June 21, 1999

                              ALPHA RESOURCES, INC.

(1) No underwriting discount or commission will be paid to any person in connection with this Offering. Upon completion of this Offering, the entire proceeds of this Offering will be received by the Company.

(2) Before deducting expenses of the offering payable by the Company estimated at $27,000.

(3) The offering is being conducted by the Company on a best efforts "10,000 Unit minimum, 20,000 Unit maximum" basis. In the event that a minimum of 10,000 Units having a gross subscription price of $60,000 is not sold within 90 days following the effective date of this Prospectus (unless extended by the Company for an additional period not to exceed an additional 90 days), all proceeds raised will be promptly returned to investors, without paying interest and without deducting any sales commissions or expenses of the offering. All proceeds from the sale of Units will be placed in escrow with Continental Stock Transfer & Trust Company no later than noon of the next business day following receipt. Subscribers will not have the use of their funds, will not earn interest on funds in escrow, and will not be able to obtain return of funds deposited in escrow unless and until the minimum offering period expires. In the event the minimum number of Units is sold within the offering period, the offering will continue until (i) three months following the date of this prospectus, (ii) all 20,000 Units are sold, or (iii) the offering is terminated by the Company, whichever occurs first. (See "PLAN OF DISTRIBUTION"). Assuming 10,000 Units are sold within the offering period, the Deposited Funds and Deposited Securities will be held in escrow and investors will not have the use of the Deposited Funds or the right to receive and deal in the Deposited Securities until released in accordance with the requirements of Rule 419, which may be as long as 18 months following the date of this prospectus. (See "PROSPECTUS SUMMARY: Investors' Rights to Reconfirm Investment Under Rule 419.")

         FEDERAL LAW REQUIRES THAT ANY BROKER OR DEALER PARTICIPATING IN THE ISSUANCE OF CERTAIN SECURITIES, INCLUDING THOSE OFFERED HEREBY, DELIVER A COPY OF THE PROSPECTUS TO ANY PERSON WHO IS EXPECTED TO RECEIVE A CONFIRMATION OF SALE AT LEAST 48 HOURS PRIOR TO THE MAILING OF SUCH CONFIRMATION.

         THE UNITS HAVE BEEN REGISTERED ONLY IN THE STATES OF NEW YORK AND NEW JERSEY, AND MAY ONLY BE SOLD TO PERSONS WHO ARE RESIDENTS OF SUCH STATES. IF THE UNITS ARE REGISTERED IN ANY OTHER STATES, THE COMPANY WILL AMEND THIS PROSPECTUS TO REFLECT SUCH ADDITIONAL REGISTRATION.

         THE STATES OF CONNECTICUT, IDAHO, AND SOUTH DAKOTA HAVE ADOPTED REGULATIONS THAT MAY PROHIBIT PURCHASES OF THE COMPANY'S SECURITIES WITHIN SUCH STATES IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP. ACCORDINGLY, A LEGEND WILL BE PLACE ON ALL CERTIFICATES REPRESENTING THE COMMON STOCK UNDERLYING THE UNITS PROHIBITING SALE OF THE UNITS AND/OR COMMON STOCK IN THE STATES OF CONNECTICUT, IDAHO, AND SOUTH DAKOTA.

         The Units are offered by the Company, subject to prior sale and withdrawal or cancellation of the offering, without notice, by the Company. Offers to purchase and sales by the Company are subject to: (a) acceptance by the Company; (b) the sale of the minimum number of Units specified herein; (c) the release and delivery to the Company of the proceeds of this offering and delivery of the securities in accordance with Rule 419; and (e) the right of the Company to reject any and all offers to purchase.

         None of the Company's officers, directors, and promoters, and no other affiliate of the Company, has had any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company (see "BUSINESS:
General"). None of the Company's officers or directors will participate in the making of this Offering other than by the delivery of this Prospectus or by responding to inquiries by prospective purchasers. Such responses shall be limited to the information contained in the Registration Statement of which this Prospectus is a part. There are no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of the Company's securities following an acquisition meeting the requirements of Rule 419.

         The Company proposes to provide to shareholders within 180 days following the end of each fiscal year an annual report containing a general description of its business operations and financial statements which have been examined and reported on, with an opinion expressed by an independent certified public accountant. The Company's fiscal year end is December 31.

                               PROSPECTUS SUMMARY

The Company

         Alpha Resources, Inc. (the "Company") was organized as a Delaware corporation on January 13, 1997. Since inception, the Company's activities have been limited to the sale of initial shares in connection with its organization and the preparation of this offering. A total of 240,000 shares of Common Stock have been issued, of which 120,000 shares have been issued to officers and directors of the Company, for an aggregate of $1,200 in cash. Additional funds have been loaned to the Company by its officers, directors and principal shareholders, to cover Company expenses. (See "CERTAIN TRANSACTIONS.") The Company proposes to evaluate one or more businesses and ultimately acquire an interest or otherwise participate in a business. As of the date of this prospectus, no specific businesses have been investigated by the Company, and it does not propose to engage in the evaluation of any such businesses unless and until the successful completion of the offering. Consequently, the Company has only generally allocated the net proceeds of this offering to the search for and participation in a business.

         The Company's offices are located at 901 Chestnut Street, Suite A, Clearwater, FL 33756, where its telephone number is (727) 447-3620.

Investors' Rights to Reconfirm Investment Under Rule 419

         General

         The SEC has adopted Rule 419 relating to "blank check" issuers (a development stage company that has no specific business plan or has indicated that its plan is to engage in a merger or acquisition with an unidentified company). This rule provides that upon consummation of the offering there be deposited into an escrow or special account all proceeds received, less underwriting commissions and expenses, and all securities issued. The set offering proceeds (less 10% which may be withdrawn for expenses) must remain in escrow until the earlier of an acquisition meeting certain criteria and affirmation of the offering, or 18 months from the date hereof. During such escrow period no trading in the "blank check" issuer's securities may take place. Inasmuch as the Company is a development stage company planning to engage in a merger or acquisition with an unidentified company, the Company will be subject to Rule 419.

         Deposit of Offering Proceeds and Securities

         Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering expenses and all securities to be issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds (less 10% otherwise releasable under the rule) and the Deposited Securities will be released to the Company and to investors, respectively, only after the Company has met the following three conditions. First, the Company must execute an agreement for an acquisition(s) meeting certain prescribed criteria. Second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions. Third, the acquisition(s) meeting the prescribed criteria must be consummated (see "Prescribed Acquisition Criteria" and "Reconfirmation Offering" within this section). Accordingly, the Company has entered into an escrow agreement with Continental Stock Transfer Trust Company, New York, New York (the "Unit Escrow Agent") and with Chase Manhattan Bank, N.A. New York, New York, a banking corporation (the "Funds Escrow Agent") which provides that:

         (1) The net proceeds will be deposited into an escrow account maintained by the Funds Escrow Agent promptly after the successful completion of the offering. Except for the 10% of the Deposited Funds, which may be released to the Company, the Deposited Funds and interest or dividends thereon, if any, will be held for the sole benefit of the investors and can be invested only in a bank savings account, a money market fund, or federal government securities or securities guaranteed as to principal and interest by the federal government.

         (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, will be deposited directly into escrow with the Unit Escrow Agent promptly upon issuance. Certificates for the Deposited Securities will be issued in the names of the investors. Accordingly, the Deposited Securities are deemed to be issued and outstanding, and are held by the Unit Escrow Agent for the sole benefit of the investors who retain all voting rights, if any, with respect to the Deposited Securities. The Deposited Securities held in escrow may not be transferred, disposed of, nor any interested created therein, other than by will or the laws of descent and distribution, or, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act.

         (3)      Warrants,   convertible   securities,   or  other   derivative
                  securities  relating  to  securities  held  in  escrow  may be exercised or converted in accordance with their terms; provided, however, that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion, are to be promptly deposited into escrow.

         Prescribed Acquisition Criteria

         Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released the Company must first execute one or more agreements to acquire one or more acquisition candidates meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair market value of the business represents at least 80% of the offering proceeds, but excluding underwriting commissions, underwriting expenses, and dealer allowances payable to non-affiliates. [For purpose of the offering, the estimated fair value of the business or assets to be acquired must be at least $74,400 if the entire offering is sold, or $26,400 if only the minimum offering is sold]. Once an acquisition agreement meeting the above criteria has been executed, the Company must successfully complete the mandated reconfirmation offering and consummate the acquisition. Any agreement pertaining to an acquisition will include a condition precedent to the effect that investors representing 80% of the offering proceeds must elect to reconfirm their investment in the Units, all as provided in Rule 419.

         It is possible that the Company may propose to acquire a business in the development stage. A business is in the development stage if it is devoting substantially all of its efforts to establishing a new business, and either planned principal operations have not commenced or planned principal operations have commenced but there has been no significant revenue therefrom. As noted above, under Rule 419 the Company must acquire a business or assets for which the fair value of the business represents at least 80% of the offering proceeds, including funds received or to be received from the exercise of warrants, less certain underwriting expenses. Accordingly, the Company's ability to acquire a business in the development stage may be limited to the extent it cannot locate such businesses with a fair value high enough to satisfy the requirements of Rule 419.

         Post Effective Amendment

         Once the agreement governing the acquisition of a business meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment (an "Amendment"). The Amendment must contain information about: the proposed acquisition candidate (or candidates, if more than one) and its business, including audited financial statements; the results of this offering; and, the use of the funds disbursed from escrow. The Amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer will include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

         Reconfirmation Offering

         The reconfirmation offer must commence within five business days after the effective date of the Amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

         (1) The prospectus contained in the Amendment will be sent to each investor whose securities are held in escrow within five business days after the effective date of the Amendment;

         (2) Each investor will have not less than 20, nor more than 45, business days from the effective date of the Amendment to notify the Company in writing, that the investor elects to remain an investor;

         (3) If the Company does not receive written notification from investors representing 80% of the offering proceeds (estimated at $74,400 if the entire offering is sold, or $26,400, if only the minimum offering is sold), within 45 business days following the effective date of their election to reconfirm their investments in the Units, the Deposited Funds (and any related interest or dividends) held in escrow for all investors' will be returned to them on a pro rata basis within five business days by first class mail or other equally prompt means;

         (4) If an acquisition is consummated, any investor who does not reconfirm his investment in the Units to the Company in writing within 45 days following the effective date of the Amendment will receive his pro rata portion of the Deposited Funds (and any related interest or dividends) held in escrow for all investors' within five business days by first class mail or other equally prompt means;

         (5) If an acquisition is not consummated within 18 months of the date of this Prospectus, the Deposited Funds held in escrow shall be returned to all investors on a pro rata basis (without any interest thereon) within five business days by first class mail or other equally prompt means.

         Release of Deposited Securities and Deposited Funds

         The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after the Unit Escrow Agent and Funds Escrow Agent have received a signed representation from the Company and any other evidence acceptable to them that: the Company has executed one or more agreements for the acquisition of one or more business for which the fair market value of the business represents at least 80% of the offering proceeds and has filed the required Amendment; the Amendment has been declared effective, the mandated reconfirmation offer containing the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer; and, the acquisition of the business with the fair value of at least 80% of the offering proceeds is consummated.

                                  RISK FACTORS

         The purchase of the securities offered hereby involves a high degree of risk. Each prospective investor should consider, in addition to the negative implications of all material set forth herein, the following specific risks, particularly in relation to your own financial circumstances and ability to suffer the loss of your entire investment.

Risk Factors Relating to the Company's Business

         No Operating History

         The Company was organized under the laws of the State of Delaware on January 13, 1997, and has no revenues from operations or meaningful assets. The Company has not as yet identified any business or product for possible acquisition. The Company faces all of the risks inherent in a new business and those risks specifically inherent in the type of business in which the Company proposes to engage, namely, the investigation and acquisition of an interest in a business. The purchase of the securities offered hereby must be regarded as the placing of funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. (See "USE OF PROCEEDS" and "BUSINESS.")

         Potential Profit to be Received by Management

         The officers and directors of the Company currently own 50% of the Common Stock presently issued and outstanding. The officers and directors paid an aggregate price of $600 for these shares (See "CERTAIN TRANSACTIONS: Purchase of Stock at Organization"). The officers and directors of the Company may actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition transaction. The proceeds of this offering will not be used to purchase, either directly or indirectly, any securities held by officers and directors. A premium may be paid on this stock in connection with any such stock purchase transactions and public investors will not receive any portion of the premium that may be paid. Furthermore, the Company's shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction. (See "BUSINESS: Acquisition of Business"). Due to the fact that such officers and directors may negotiate to receive such a premium means that there is a potential for members of management to consider their own personal pecuniary benefit rather than the best interests of the Company's other stockholders. Such conduct may present management with conflicts of interest and, as a result of such conflicts, may possibly compromise management's state law fiduciary duties to the Company's shareholders. The Company has not adopted any policy for resolving such conflicts.

         No finder's fees may be paid, directly or indirectly, by the Company (out of revenues or other funds, or by the issuance of debt or equity securities), to officers, directors, or promoters of the Company, or their affiliates and associates. Furthermore, the Company will not pay consulting fees or salaries to officers, directors, or promoters of the Company, or their affiliates and associates. The Company will reimburse clerical and office expenses, such as telephone charges, copy charges, overnight courier service, travel expenses, and similar costs incurred by officers, directors, and promoters, and their affiliates and associates, on Company matters, which is estimated will not exceed, an average $1,000 per month. (See "USE OF PROCEEDS"). Except for such reimbursement and the potential sale of stock discussed in the preceding paragraph, there are no arrangements or methods of payment by which the officers, directors, and promoters, and their affiliates and associates, will receive funds, securities, or other assets from the Company or in connection with any acquisition by the Company.

         The Company will not participate in a business combination with any entity controlled by an officer, director, or promoter of the Company, or their affiliates and associates.

         Lack of Diversification

         The extremely limited size of the Company, even after the offering is completed, makes it unlikely that the Company will be able to commit its funds to the acquisition of more than one specific business, so the Company's activities will not be diversified. Therefore, the success or failure of any business acquired by the Company will have a substantial impact on the Company. (See "BUSINESS"). Furthermore, the Company will not engage in the creation of subsidiary entities with a view to distributing their securities to the shareholders of the Company.

         No Current Negotiations Regarding an Acquisition or Merger

         None of the Company's officers, directors, or promoters, or their affiliates and associates, have had any preliminary contact or discussion, and there are no present plans, proposals, arrangements or understanding, with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in the Prospectus. (See "BUSINESS: General").

         Failure of Sufficient Number of Investors to Reconfirm Investment

         A business combination with a target business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, the Company can successfully convince a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm their investment, the proposed business acquisition will not be consummated. In such event, none of the Deposited Securities hell in escrow will be issued and the Deposited Funds will be returned to investors on a pro rata basis. Since approximately 9% of the gross proceeds may be used for expenses of the Company, investors will be returned only approximately 81% of their invested funds plus any interest that accrues on the Deposited Funds held in escrow.

         Use of Business Acquisition Consultants or Finders

         While it is not presently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions on reorganizations, such firms may be retained if management deems it in the best interest of the Company. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of equity securities (including those of the Company), or any combination of these or other compensation arrangements. The Company estimates that any fees for such services will not exceed 10% of the amount of the securities issued or cash paid by the Company to acquire a business. The Company will not have funds to pay a retainer in connection with any consulting arrangement, and no fee will be paid unless and until an acquisition is completed in accordance with Rule 419. (See "USE OF PROCEEDS," and "BUSINESS").

         No Assurance of Profitability

         There can be no assurance that the Company will be able to acquire a favorable business. In addition, even if the Company becomes engaged in a new business, there can be no assurance that it will be able to generate revenues or profits therefrom.

         No Assurance of Conventional Financing for Business Acquired or Merged

         Although there are no specific business combinations or other transactions contemplated by management, it may be expected that any such target business will present such a level of risk that conventional private or public offerings of securities or conventional bank financing would not be available to the Company once it acquires said business.

         Time to Be Devoted by Management

         The officers and directors of the Company currently are employed or engaged full time in other positions or activities and will devote only that amount of time to the affairs of the Company which they deem appropriate. The amount of time devoted by management to the affairs of the Company will depend on the number and type of businesses under consideration at any given time. In light of the competing demands for their time, it should be anticipated that the officers and directors will grant priority to their full-time positions rather than the business affairs of the Company. The Company estimates that each officer will contribute an average of 10 hours per month to Company matters (See "MANAGEMENT").

         Conflicts of Interest

         Certain conflicts of interest may exist between the Company and its officers and directors, due to the fact that they are employed full time in other endeavors. Failure by management to conduct the Company's business in its best interest may subject management to claims by the Company and/or its shareholders of breach of fiduciary duty. (See "MANAGEMENT: Conflicts of Interest.")

         Dependent on Outside Advisors

         In connection with its investigation of a possible business and in order to supplement the business experience of management, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by management without any input from controlling shareholders. Furthermore, it is anticipated that such persons may be engaged by the Company on an independent basis without a continuing fiduciary or other obligation to the Company. The Company has no arrangement or understanding to employ any of its officers or directors as outside advisors. (See "BUSINESS").

         Inability to Evaluate Investments

         The Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exclusive investigation and analysis of a business. Therefore, management decisions will likely be made without detailed feasibility studies, independent analysis, market surveys, and the like which, if the Company had more funds available, would be desirable. The Company will be particularly dependent in making decisions on information provided by the promoter, owner, sponsor, or others associated with the businesses seeking the Company's participation, and which will have a direct economic interest in completing a transaction with the Company. (See "BUSINESS").

         Possible Consequences of Business Reorganization

         It is likely that the Company will issue additional shares of Common Stock or preferred stock in connection with its potential merger, consolidation, or other business reorganization, and that the proceeds of the offering will be used in the business of the acquisition or merger candidate (the Company will not make loans of the net proceeds of the offering). The consequences may be a change of control of the Company; significant dilution to the public shareholders' investment; and, a material decrease in the public shareholders' equity interest in the Company. Since the Company has not made any determination with respect to the acquisition of any specific business, it cannot speculate on the form of any potential business reorganization or the amount of securities which the Company may issue in connection therewith. The board of directors may issue additional securities of the Company on terms and conditions which the board of directors, in its sole discretion, determines to be in the best interest of the Company and without seeking shareholder approval. (See "BUSINESS").

         Limited Rights of Shareholders in an Acquisition

         Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, the Company's shareholders may not be afforded an opportunity specifically to approve or disapprove any particular business reorganization or acquisition. Except under certain circumstances, the directors of the Company will be able to consummate an acquisition by or of the Company without the approval of the shareholders of the company. Under applicable corporate law, only in the event of a merger, consolidation, or sale of all or substantially all of the assets of the Company (but not a target company), will a shareholder of this Company have the right to object to the merger, consolidation, or sale and assert his or her dissenter's right to appraisal of his or her shares. If an acquisition is consummated in the form of an exchange of securities, no shareholder of the Company will have the right to object thereto and claim dissenter's rights.

         Limitation on Acquisitions

         The Company is subject to Rule 419 and certain reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will be required to furnish certain information about significant acquisitions, including audited financial statements for the company(s) acquired for one, two, or three years, depending on the relative size of the acquisition. Consequently, the acquisition prospects available to the Company would be limited to those that can provide the required audited financial statements. (See "BUSINESS:
Selection of a Business").

         Leverage

         A business acquired through a leveraged buy-out, i.e., financing the acquisition of the business by borrowing on the assets of the business to be acquired, will be profitable only if it generates enough revenues to cover the related debt and expenses. This practice could increase the Company's exposure to larger losses. There can be no assurance that any business acquired through a leveraged buy-out will generate sufficient revenues to cover the related debt and expenses. The use of leverage to consummate a business combination may reduce the ability of the Company to incur additional debt, make other acquisitions, or declare dividends, and may subject the Company's operations to strict financial controls and significant interest expense. It may be expected that the Company will have few, if any, opportunities to utilize leverage in an acquisition. Even if the Company is able to identify a business where leverage may be used, there is no assurance that financing will be available, or if available, on terms acceptable to the Company. (See "BUSINESS: Leverage")

         Competition

         The search for potentially profitable businesses is intensely competitive. The Company expects to be at a disadvantage in competing with firms which have substantially greater financial and management resources than the Company. It is expected this competitive condition will exist in any industry in which the Company may become engaged. (See `BUSINESS").

         Issuance of Preferred Stock

         The Company currently has authorized 5,000,000 shares of preferred stock, par value $0.001 per share. No shares of preferred stock are issued and outstanding. Although the Company's board of directors has no present intention to do so, it has the authority, without action by the Company's shareholders, to issue the authorized and unissued preferred stock in one or more series and determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of any such series. Such shares may, if and when issued, have rights superior to those of the Common Stock. (See "DESCRIPTION OF SECURITIES").

         Governmental Regulation

         The use of assets and/or conduct of business which the Company may acquire could be subject to governmental regulations, including environmental and taxation matters, which regulations would have a materially adverse affect on the use of such assets and/or conduct of such businesses. (See "BUSINESS").

General Risks Relating to Investment

         No Access to Investors' Funds While Held in Escrow

         The Units are offered on a "best efforts" basis, and no individual, firm, or corporation has agreed to purchase or take down any of the offered Units. Consequently, there is no assurance that the required minimum number of Units (10,000), will be sold during the minimum offering period, which may last as long as six months, or if the 10,000 Units are sold within the minimum offering period, that all 20,000 Units will be sold during the offering period. Provisions have been made to deposit in escrow the funds received from the purchase of Units, and in the event $60,000 is not received within three months following the effective date of this Prospectus (unless extended by the Company for an additional period not to exceed three months), proceeds so collected will be promptly refunded to investors without paying interest and without deducting sales commissions or expenses. During this initial offering period of up to six months, subscribers cannot earn interest on their funds and have no right to the return or use of their funds (See "PLAN OF DISTRIBUTION.")

         Following  sale of at least  the  minimum  number of Units  within  the prescribed period, investors' funds (reduced to reflect payments for underwriting compensation and expense amounts, if any, otherwise released as permitted by Rule 419) will remain in escrow as Deposited Funds. While interest will accrue on the Deposited Funds after successful completion of the offering, investors will have no right to the return of or the use of their funds for a period of up to 18 months from the date of this Prospectus. Prior to the expiration of the 18-month period following the date of this prospectus, investors will be offered return of their pro rata portion of the Deposited Funds held in escrow (and interest), only in connection with the reconfirmation offering required to be conducted upon execution of an agreement to acquire a target business which represents 80% of the maximum offering proceeds. If the Company is unable to locate a target businesses meeting the above acquisition criteria, investors will have to wait the full 18-month period following the date of this prospectus before a pro rata portion of their funds (and interest) is returned.

         Restriction on Sale of Units Held in Rule 419 Escrow Account

         Under Rule 419, the Company must deposit in a special account securities issued and funds received in its initial offering. According to Rule 15g-8 adopted under Exchange Act, it is unlawful for any person to sell or offer to sell the Units (or any interest in or related to the Units) held in the Rule 419 account other than pursuant to a qualified domestic relations order. As a result, contracts for sale to be satisfied by delivery of the Deposited Securities (e.g. contracts for sale on a when, as, and if issued basis), and sales of derivative securities to be settled by delivery of the Deposited Securities (e.g. physically-settled option on the securities), are prohibited. Rule 15g-8 also prohibits sales of other interests based on the Units, whether or not physical delivery is required. Accordingly, investors will not be able to liquidate their investment in the Units unless and until the Deposited Securities are released from escrow as provided in Rule 419. Therefore, there will be no trading market for the Units following completion of the offering. Even if the Deposited Securities are released from escrow following a business acquisition pursuant to Rule 419, there can be no assurance that a public market for the Company's securities will develop. As a result, purchasers of the Units offered may not be able to liquidate their investment readily, if at all.

         Resale Prohibited in Certain States

         The states of Connecticut, Idaho, and South Dakota have adopted regulations that may prohibit sale of the Company's Units in those states following release of the Units from escrow under Rule 419. All certificates representing the common stock underlying the Units will contain a legend prohibiting resale of the Units and/or common stock the states of Connecticut, Idaho, and South Dakota.

         Dependence on Successful Completion of Offering

         The Company is dependent on successful completion of this offering to implement its proposed business plan. Furthermore, if the offering is unsuccessful, it is likely that present shareholders of the Company will lose their entire investment since the Company will have no working capital after paying certain expenses associated with this offering. (See "BUSINESS.")

         Disproportionate Risks

         On sale of all Units offered hereby (assuming allocation of the public offering price solely to the Common Stock) present shareholders would own approximately 17% of the then outstanding shares of the Company, for which they would have paid $1,200 or approximately 1% of the then invested capital of the Company, and the persons purchasing shares in this offering would then own approximately 83% of the then outstanding shares, for which they will have paid $120,000 or approximately 99% of the then invested capital. If only the minimum number of Units is sold, existing shareholders would own approximately 29% of the stock outstanding for which they would have paid approximately 2% of the total capital invested, as compared to public shareholders who would own approximately 71% of the stock outstanding for which they would have paid $60,000 or approximately 98% of the total capital invested. Consequently, purchasers in this offering will bear a disproportionately greater risk investing in the Company than its present shareholders. (See "COMPARATIVE DATA.")

         Substantial and Immediate Dilution to Public

         Persons purchasing Units in this offering will suffer a substantial and immediate dilution to the net tangible book value of their shares below the public offering price. Giving effect to the sale of all offered Units, the Company would have a net tangible book value of approximately $.055 per share so that persons purchasing Units in the offering would suffer an immediate dilution of $.045 per share or 45% from the offering price of $6.00 per Unit. Giving effect to the sale of the minimum number of Units, the net tangible book value of the Company would be approximately $.032 per share or similar dilution to the public investors of $.068 per share or 68% of the public offering price. (See "DILUTION.")

         Lack of Revenue and Dividends

         The Company has had no earnings and cannot predict when, if ever, it will realize any material revenue or realize a profit from any operations it may subsequently undertake. The Company has paid no dividends and does not propose to do so in the foreseeable future.

         Arbitrary Offering Price

         The offering price of the Units does not bear any relationship to the assets, book value, or net worth of the Company or any other generally accepted criteria of value, and should not be considered to be an indication of the actual value of the Company. The offering price was arbitrarily determined by the Company.
(See "PLAN OF DISTRIBUTION.")

         Possible sale of Common Stock Pursuant to Rule 144

         All of the Company's 240,000 shares of Common Stock presently outstanding are "restricted securities" and, in the event a public market for the Common Stock develops in the future, 120,000 of such shares were eligible for sale in December 1998, in reliance on Rule 144 adopted under the Securities Act, if certain requirements are met. Investors should be aware that sales under Rule 144 may have a depressive effect on the price of the Company's stock in any market which may develop. (See "DESCRIPTION OF SECURITIES.")

                                    DILUTION


         As of March 31, 1999, the Company had an unaudited net tangible book value deficit (total tangible assets less total liabilities) of $15,450, or a net tangible book value deficit per share of common stock of approximately $0.06. The table below sets forth the dilution to persons purchasing Units in this offering without taking into account any changes in the net tangible book value of the Company after March 31, 1999, except the sale of the minimum and maximum number of Units offered at the public offering price and receipt of the net proceeds therefrom.



--------------------------------------------- ----------------------------------- -----------------------------------
                                                       Assuming Minimum                    Assuming Maximum
                                                          Units Sold                          Units Sold
--------------------------------------------- ----------------------------------- -----------------------------------
Public offering price
  per share(1)                                                       $0.10                               $0.10
--------------------------------------------- ----------------- ----------------- ----------------- -----------------
Net tangible book value
  before offering(2)                              ($0.064)                            ($0.064)
--------------------------------------------- ----------------- ----------------- ----------------- -----------------
Increase attributable to purchase of
Shares by new investors                            $0.096                             ($0.149)
--------------------------------------------- ----------------- ----------------- ----------------- -----------------
Pro forma net tangible book value
  after offering(3)                                                  $0.032                              $0.055
--------------------------------------------- ----------------- ----------------- ----------------- -----------------
Dilution per share to new investors
                                                                     $0.068                              $0.045
--------------------------------------------- ----------------- ----------------- ----------------- -----------------
Percent Dilution                                                      68%                                 45%
--------------------------------------------- ----------------- ----------------- ----------------- -----------------


                         -----------------------------

(1) Offering Price per share of Common Stock included in the Units and before deduction of offering expenses and commissions.

(2) Determined by dividing the number of shares of Common Stock outstanding into the net tangible book value of the Company.

(3)  After deduction of offering expenses estimated at $27,000.

                                COMPARATIVE DATA

         The following chart illustrates percentage ownership in the Company held by the present shareholders and by the public investors in this offering and sets forth a comparison of the amounts paid by the present shareholders and by the public investors.



----------------------------- ----------------------------- ---------------------------- ----------------------------
                                         Total                         Total                    Average Price
                                    Shares Purchased               Consideration                  Per Share
----------------------------- ----------------------------- ---------------------------- ----------------------------
                                 Number            %           Amount           %
----------------------------- -------------- -------------- ------------- -------------- ----------------------------

Minimum Offering

----------------------------- -------------- -------------- ------------- -------------- ----------------------------
  Present Shareholders           240,000         28.6%        $ 1,200          2.0%                $0.005
----------------------------- -------------- -------------- ------------- -------------- ----------------------------
  New Investors                  600,000         71.4%        $60,000         98.0%                 $0.10
----------------------------- -------------- -------------- ------------- -------------- ----------------------------
Maximum Offering
----------------------------- -------------- -------------- ------------- -------------- ----------------------------
  Present Shareholders           240,000         16.7%        $ 1,200          1.0%                $0.005
----------------------------- -------------- -------------- ------------- -------------- ----------------------------
  New Investors                 1,200,000        83.3%        $120,000        99.0%                 $0.10
----------------------------- -------------- -------------- ------------- -------------- ----------------------------

                                 USE OF PROCEEDS

         The net proceeds to be received by the Company from the sale of all 20,000 Units is estimated at approximately $93,000, after deducting expenses. If only the minimum offering is sold, the Company will receive net proceeds of approximately $33,000. All of the net proceeds must be deposited in Escrow pursuant to Rule 419. Except for an amount up to 10% of the Deposited Funds, ($12,000, if the entire offering is sold, or $6,000, if only the minimum offering is sold), which is otherwise releasable under the rule, the Deposited Funds may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Accordingly, the net proceeds of the offering may be applied as follows:



------------------------------------------------------- ------------------------------ ------------------------------
                        Items                                 Assuming Minimum               Assuming Maximum
                                                                 Units Sold                     Units Sold
------------------------------------------------------- ------------------------------ ------------------------------

1.  Company Offering Expenses(1)                                   $27,000                        $27,000
------------------------------------------------------- ------------------------------ ------------------------------
2.  Funds available for investigation and
     evaluation of prospective business (2)                        $33,000                        $93,000
------------------------------------------------------- ------------------------------ ------------------------------
TOTAL                                                              $60,000                       $120,000
------------------------------------------------------- ------------------------------ ------------------------------


                          ---------------------------


(1) These expenses represent legal, accounting, printing, and other costs incurred by the Company in connection with the offering. A portion of these expenses have been paid by the Company with advances from the current officers and directors.

(2) The Company utilizes office space at 901 Chestnut Street, Clearwater, FL 33756, provided by a private company owned by Gerald Couture, an officer, director and principal shareholder of the Company. The Company will not pay rent for this office space. The Company will reimburse clerical and office expenses, such as telephone charges, copy charges, overnight courier service, travel expenses, and similar cost incurred by Mr. Couture on Company matters, which is estimated will not exceed, an average, $1,000 per month. These funds may also be used to cover the expense of legal and accounting services related to investigation and evaluation of businesses. A portion or all of the funds required to pay these expenses may not be released until after the acquisition of a business is completed in accordance with Rule 419. A portion of the funds available for a business may be used to pay a fee or other compensation to a person or entity, other than an officer of director of the Company, which submits a business acquired by the Company. (See "BUSINESS")

         Presently,   there   are  no   plans,   proposals,   arrangements,   or
understandings with respect to the sale or issuance of additional securities of the Company prior to the location of an acquisition or merger candidate.

         After the Company reaches an agreement for acquisition of a business, it is required by Rule 419 to prepare and disseminate the Amendment to all investors, which will describe the business to be acquired and provide more specific information on the use of the net proceeds of the offering in such business. The Amendment will also provide information on the proposed use of any proceeds obtained from the exercise of warrants in the business acquired by the Company.

         Except for reimbursement of offering costs and expenses incurred by officers and directors on Company matters described above, no portion of the net proceeds of the offering may be paid to officers, directors, promoters, or their affiliates or associates, directly or indirectly, as consultant fees, officer salaries, director fees, purchase of their shares, or other payments. The board of directors has adopted a policy to the foregoing effect, which may be rescinded or amended only by majority vote of the Company's stockholders who do not hold any common stock presently outstanding (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of business venture is consummated. While the board of directors may seek a change in this policy prior to an acquisition, no change may be made except by the vote specified. No portion of the net proceeds will be used to make loans to any person. The Company will not borrow funds and use the proceeds therefrom to make payments to the Company's officers, directors, or promoters, or their affiliates or associates.

         The Company has no agreement or understanding with any consultant or advisor to provide services in connection with any future business acquisition. The Company does not anticipate that it will engage consultants or advisors specializing in business acquisitions or reorganizations, although the possibility exists that management may find it to be beneficial to the Company to retain the services of such a consultant. In no circumstances will the Company retain the services of any consultant who is also an officer, director, or promoter, of the Company, or their affiliates and associates. Compensation to a consultant may take various forms, including one time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of the Company) or any combination of these or other compensation arrangements. The Company estimates that any fees for such services paid in cash will not exceed 10% of the amount of the securities issued by the Company to acquire a business. The Company will not have funds to pay a retainer in connection with any consulting arrangement, and no fee will be paid unless and until an acquisition is completed in accordance with Rule 419. None of the Company's officers, directors, or promoters have, in the past, used any particular consultant or advisor on a regular basis.

                                    BUSINESS

General

         The Company was organized for the purpose of seeking, investigating, and ultimately acquiring an interest in business with long-term growth potential. Persons should not purchase Units in the offering if they expect short-term earnings or appreciation in the value of the Company. The Company currently has no commitment or arrangement to participate in a business and cannot now predict what type of business it may enter into or acquire. It is emphasized that the business objectives discussed herein are extremely general and are not intended to be restrictive on the discretion of the Company's management.

         Persons purchasing Units in the offering will be entrusting their funds to the Company's management, subject to the requirements of Rule 419. The net proceeds of the offering are not specifically allocated to identified purposes or allocated to the acquisition of any specific type of business venture. Decisions concerning these matters may be made by management without shareholder action, except for the right of each investor to recover his pro rata portion of the Deposited Funds in accordance with Rule 419. (See "USE OF PROCEEDS.")

         Management anticipates that it may be able to participate in only one potential business venture, due primarily to the Company's limited financing. This lack of diversification should be considered a substantial risk of investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

Selection of a Business

         The Company anticipates that businesses for possible acquisition will be referred by various sources, including its officers and directors, professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The Company will seek businesses from all known sources, but will rely principally on personal contacts of its officers and directors and their affiliates, as well as indirect associations between them and other business and professional people. While it is not presently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions on reorganizations, such firms may be retained if management deems it in the best interest of the Company.

         Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of the Company), or any combination of these or other compensation arrangements. Consequently, the Company is currently unable to predict the cost of utilizing such services, but estimates that any fees for such services paid in cash will not exceed 10% of the gross proceeds of this offering and/or equity securities (not debt) equal to 10% of the amount of the securities issued by the Company to acquire a business. If a finder or business acquisition firm is utilized by the Company, the cost may be paid out of the net proceeds of this offering. ( See "USE OF PROCEEDS.") The board of directors has adopted a policy, which may be rescinded or amended only by majority vote of the Company's stockholders who do not hold any common stock presently outstanding (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated, prohibiting the payment, either directly or indirectly, of any finder's fee or similar compensation to any person who has served as an officer or director of the Company prior to the acquisition, or who is a promoter. While the board of directors may seek a change in this policy prior to an acquisition, no change may be made except by the vote specified.

         The Company will not restrict its search to any particular business, industry, or geographical location, and management reserves the right to evaluate and enter into any type of business in any location. The Company may participate in newly organized business venture or a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems. Participation in a new business venture entails greater risks since in many instances management of such a venture will not have proved its ability, the eventual market of such venture's product or services will likely not be established, and the profitability of the venture will be unproven and cannot be predicted accurately. If the Company participates in a more established firm with existing financial problems, it may be subjected to risk because the financial resources of the Company may not be adequate to eliminate or reverse the circumstances leading to such financial problems.

         In seeking a business venture, the decision of management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long-term capital appreciation in the real value of the Company. The Company will not acquire or merge with a business or corporation in which the Company's officers, directors, or promoters, or their affiliates or associates, have any direct or indirect ownership interest. The board of directors has adopted a policy, which may be rescinded or amended only by majority vote of the Company's stockholders who do not hold any common stock presently outstanding (whether now held or hereafter acquired) and will expire by its terms on the date and acquisition of a business venture is consummated, prohibiting the acquisition of any business in which a promoter or any person who has served as an officer or director of the Company, or any of their affiliates or associates, held, directly or indirectly, any ownership interest prior to the acquisition. While the board of directors may seek a change in this policy prior to an acquisition, no change may be made except by the vote specified.

         The analysis of new businesses will be undertaken by or under the supervision of the officers and directors (See "MANAGEMENT"). In analyzing prospective businesses, management will consider, to the extent applicable, the available technical, financial, and managerial resources, working capital and other prospects for the future, the nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; the potential for growth and expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trade or service marks; name identification; and other relevant factors.

         It is possible that the Company may propose to acquire a business in the development stage. A business is in the development stage if it is devoting substantially all of its efforts to establishing a new business, and either planned principal operations have not commenced or planned principal operations have commenced but there has been not significant revenue therefrom. Under Rule 419 the Company must acquire a business or assets for which the fair value of the business represents at least 80% of the offering proceeds, including funds received or to be received from the exercise of warrants, less certain underwriting expenses. Accordingly, the Company's ability to acquire a business in the development stage may be limited to the extent it cannot locate such businesses with fair value high enough to satisfy the requirements of Rule 419.

         The Company will be subject to requirements of Rule 419 and certain reporting requirements under the Exchange Act and will, therefore, be required to furnish certain information about significant acquisitions, including audited financial statements for the company(s) acquired, covering one, two, or three years, depending on the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements which meet the requirements of Rule 419 and the Exchange Act will not be appropriate for acquisition. The Company anticipates that it will voluntarily prepare and file periodic reports under the Exchange Act, notwithstanding the fact that such obligation may be suspended under sections 15(d) of the Exchange Act.

         The decision to participate in a specific business may be based on management's analysis of the quality of the other firm's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, and other factors which are difficult, if not impossible, to analyze through any objective criteria. It is anticipated that the results of operations of a specific firm may not necessarily be indicative of the potential for the future because of the requirement to substantially shift marketing approaches, expand significantly, change product emphasis, change or substantially augment management, and other factors.

         The Company will analyze all available factors and make a determination based on a composite of available facts, without reliance on any single factor. The period within which the Company may participate in a business on completion of this offering cannot be predicted and will depend on circumstances beyond the Company's control, including the availability of businesses, the time required for the Company to complete its investigation and analysis of prospective businesses, the time required to prepare appropriate documents and agreements providing for the Company's participation, and other circumstances. It is anticipated that the analysis of specific proposals and the selection of a business will take several months. Even after the Company has located a prospective acquisition target, it will still have to comply with the reconfirmation mandate of Rule 419, which may take months. Persons should not purchase Units in this offering if they expect a short-term appreciation in the value of the Company or its securities.

Acquisition of Business

         In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, or other reorganization with another corporation or entity; joint venture; license; purchase and sale of assets; or purchase and sale of stock, the exact nature of which cannot now be predicted. Notwithstanding the above, the Company does not intend to participate in a business through the purchase of minority stock positions. On the consummation of a transaction, it is likely that the present management and shareholders of the Company will not be in control of the Company. In addition, majority or all of the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without vote of the Company's shareholders.

         In connection with the Company's acquisition of a business, the present shareholders of the Company, including officers and directors, may, as a negotiated element of the acquisition, sell a portion or all of the Company's Common Stock held by them at a significant premium over their original investment in the Company. As a result of such sales, affiliates of the entity participating in the business reorganization with the Company would acquire a higher percentage of equity ownership in the Company. Although the Company's present shareholders did not acquire their shares of Common Stock with a view towards any subsequent sale in connection with a business reorganization, it is not unusual for affiliates of the entity participating in the reorganization to negotiate to purchase shares held by the present shareholders in order to reduce the number of "restricted securities" held by persons no longer affiliated with the Company and thereby reduce the potential adverse impact on the public market in the Company's Common Stock that could result from substantial sales of such shares after the restrictions no longer apply. Public investors will not receive any portion of the premium that may be paid in the foregoing circumstances. Furthermore, the Company's shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction. (See MANAGEMENT:
Conflicts of Interest.")

         It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. Although the terms of such registration rights and the number of securities, if any, which may be registered cannot be predicted, it may be expected that registration of securities by the Company in these circumstances would entail substantial expense to the Company. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on such market.

         While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to structure the acquisition as a so-called "tax-free" event under sections 351 or 368(a) of the Internal Revenue Code of 1986, (the "Code"). In order to obtain tax-free treatment under section 351 of the Code, it would be necessary for the owners of the acquired business to own 80% or more of the stock of the surviving entity. In such event, the shareholders of the Company, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity.
Section 368(a)(1) of the Code provides for tax-free treatment of certain business reorganization between corporate entities where on corporation is merged with or acquires the securities or assets of another corporation. Generally, the Company will be the acquiring corporation in such a business reorganization, and the tax-free status of the transaction will not depend on the issuance of any specific amount of the Company's voting securities. It is not uncommon, however, that as a negotiated element of a transaction completed in reliance on section 368, the acquiring corporation issue securities in such an amount that the shareholders of the acquired corporation will hold 50% or more of the voting stock of the surviving entity. Consequently, there is a substantial possibility that the shareholders of the Company immediately prior to the transaction would retain less than 50% of the issued and outstanding shares of the surviving entity. Therefore, regardless of the form of the business acquisition, it may be anticipated that the investors in this offering will experience a significant reduction in their percentage of ownership in the Company.

         Notwithstanding the fact that the Company is technically the acquiring entity in the foregoing circumstances, generally accepted accounting principles will ordinarily require that such transaction be accounted for as if the Company had been acquired by the other entity owning the business and, therefore, will not permit a write-up in the carrying value of the assets of the other company.

         The manner in which the Company participates in a business will depend on the nature of the business, the respective needs and desires of the Company and other parties, the management of the business, and the relative negotiating strength of the Company and such other management.

         It is possible that the Company will not have sufficient funds from the proceeds of this offering to fully undertake such development, marketing, and manufacturing of products which may be acquired. Accordingly, following the acquisition of any such product rights, the Company may be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which the Company would probably be required to give up a portion of its interest in any acquired product. There is no assurance that the Company will be able either to obtain additional financing or interest third parties in providing funding for the further development, marketing, and manufacturing of any products acquired.

         The Company will participate in a business only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default, and will include miscellaneous other terms. It should be expected that one of the conditions will be compliance with Rule 419, and reconfirmation by investors representing at least 80% of the gross proceeds of the offering, after giving effect to the exercise of all Warrants included in the Units sold in the offering.

         It is anticipated that the investigation of specific businesses and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific business, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred which could materially adversely affect subsequent attempts to locate and participate in additional businesses.

Operation of Business After Acquisition

         The Company's operation following its acquisition of a business will be dependent on the nature of the Business and the interest acquired. The Company is unable to predict whether the Company will be in control of the business or whether present management will be in control of the Company following the acquisition. It may be expected that the business will present various risks to investors herein, certain of which have been generally summarized in the "RISK FACTORS" portion of this prospectus. The specific risks of a given business cannot be predicted at the present time.

Leverage

         The Company may be able to participate in a business involving the use of leverage. Leveraging a transaction involves the acquisition of a business through incurring indebtedness for a portion of the purchase price of that business, which is secured by the assets of the business acquired.

         One method by which leverage may be used is that the Company would locate an operating business available for sale and arrange for the financing necessary to purchase such business. Acquisition of a business in this fashion would enable the Company to participate in a larger venture that its limited funds would permit, or use less of its funds to acquire a business and thereby commit its remaining funds to the operations of the business acquired.

         Leveraging a transaction would involve significant risks due to the fact that the borrowing involved in a leveraged transaction will ordinarily be secured by the combined assets of the Company and the business to be acquired. If the combined enterprises are not able to generate sufficient revenues to make payments on the debt incurred to acquire the business, the lender would be able to exercise the remedies provided by law or by contract and foreclose on substantially all of the assets of the Company. Consequently, the Company's participation in a leveraged transaction may significantly increase the risk of loss to the Company. During periods when interest rates are relatively high, the benefits of leveraging are not as great as during periods of lower interest rates because the investment in the business held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing.

         The likelihood of the Company obtaining a conventional bank loan for a leveraged transaction would depend largely on the business being acquired and its perceived ability to generate sufficient revenues to repay the debt.
Generally, businesses suitable for leveraging are limited to those with income-producing assets that are either in operation or can be placed in operation relatively quickly. The Company cannot predict whether it will be able to locate any such business. As a general matter it may be expected that the Company will have few, if any, opportunities to examine businesses where leveraging would be appropriate.

         Even if the Company is able to locate a business where leveraging techniques may be used, there is no assurance that financing for the acquisition will be available or, if available, on terms acceptable to the Company. Lenders from which the Company may obtain funds for purposes of a leveraged buy-out may impose restrictions of the future borrowing, dividend, and operating policies of the Company. It is not possible at this time to predict the restrictions, if any which lenders may impose or the impact thereof on the Company.

Governmental Regulation

         It is impossible to predict the government regulation, if any, to which the Company may be subject until it has acquired an interest in a business. The use of assets and/or conduct of businesses which the Company may acquire could subject it to environmental, public health and safety, land use, trade, or other governmental regulations and state or local taxation. In selecting a business in which to acquire an interest, management will endeavor to ascertain, to the extent of the limited resources of the Company, the effects of such government regulation on the prospective business of the Company. In certain circumstances, however, such as the acquisition of an interest in a new or start-up business activity, it may not be possible to predict with any degree of accuracy the impact of government regulation. The inability to ascertain the effect of government regulation on a prospective business activity will make the acquisition of an interest in such business a higher risk.

Competition

         The Company will be involved in intense competition with other business entities, many of which will have a competitive edge over the Company by virtue of their more substantial financial resources and prior experience in business. There is no assurance that the Company will be successful in obtaining suitable investments.

Offices

         The Company utilizes office space at 901 Chestnut Street, Suite A, Clearwater, Florida 33756, provided by a private company owned by Gerald L. Couture, an officer, director, and principal shareholder of the Company. The Company will not pay rent for this office space. The Company will reimburse clerical and office expenses, such as telephone charges, copy charges, overnight courier service, travel expenses, and similar costs incurred by Gerald L. Couture on Company matters, which is estimated will not exceed, on average, $1,000 per month.

Employees

         The Company is a development stage company and currently has no employees. Executive officers, who are not compensated for their time contributed to the Company, will devote only such time to the affairs of the Company as they deem appropriate. (See MANAGEMENT.") Management of the Company expects to use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating businesses. The need for employees and their availability will be addressed in connection with a decision whether or not to acquire or participate in a specific business industry.

                      MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the date of this prospectus, the aggregate number of shares of Common Stock of the Company owned of record or beneficially by each person who owned of record, or is known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and shareholdings of each officer and director and all officers and directors as a group:


--------------------------------------- -------------- --------------------------------------------------------------
                                                                                  Percent
--------------------------------------- -------------- --------------------------------------------------------------
                                           Number
                                          of Shares         Before
                                          Owned(1)         Offering                     After Offering
--------------------------------------- -------------- ------------------ -------------------------------------------
         Name and Address(2)                                                    Minimum               Maximum
--------------------------------------- -------------- ------------------ --------------------- ---------------------

Gerald Couture
901 Chestnut Street, Suite A
Clearwater, FL 33756                       40,000           16.66%               4.76%                  2.78%
--------------------------------------- -------------- ------------------ --------------------- ---------------------
Michael T. Cronin
911 Chestnut Street
Clearwater, FL 33756                       40,000           16.66%               4.76%                  2.78%
--------------------------------------- -------------- ------------------ --------------------- ---------------------
Lawrence Steinberg
2 Lincoln Centre
5420 LBJ Freeway,
Suite 540, LB 56
Dallas, TX 75240                           40,000           16.66%               4.76%                  2.78%
--------------------------------------- -------------- ------------------ --------------------- ---------------------
Renee Morris
14 Verdmont Valley View
Smith's FL02, Bermuda                      40,000           16.66%               4.76%                  2.78%
--------------------------------------- -------------- ------------------ --------------------- ---------------------
Khiatana Gibbons
15 Limehouse Lane
Hamilton Parish CR03, Bermuda              40,000           16.66%               4.76%                  2.78%
--------------------------------------- -------------- ------------------ --------------------- ---------------------
Peter Leighton
6 Cedarhurst Place
Southampton SB 04, Bermuda                 40,000           16.66%               4.76%                  2.78%
--------------------------------------- -------------- ------------------ --------------------- ---------------------
All Officers and Directors
As a Group (3 persons)                     120,000            50%                14.28%                8.34%
--------------------------------------- -------------- ------------------ --------------------- ---------------------


                          ----------------------------

(1) All shares are held beneficially and of record, and each record shareholder has sole voting, investment and dispositive power.

(2) The persons listed are all of the officers, directors and promoters of the Company.

Officers and Directors

         The following table sets forth the names, age, and position of each director and executive officer of the Company.



--------------------------------------- -------------------------------------- --------------------------------------
                 Name                                    Age                         Position and Office Held
--------------------------------------- -------------------------------------- --------------------------------------
Gerald Couture                                           53                    Chief Executive Officer, Chief
                                                                               Financial Officer, Director
--------------------------------------- -------------------------------------- --------------------------------------
Michael T. Cronin                                        43                    Secretary, Director
--------------------------------------- -------------------------------------- --------------------------------------
Lawrence Steinberg                                       62                    Vice President, Director
--------------------------------------- -------------------------------------- --------------------------------------


         The above individuals are the persons responsible for founding and organizing the business of the Company, and each became an officer and director of the Company in connection with its organization in August 1993. The term of office of each officer and director is one year and until his successor is elected and qualified.

         Officers and directors will not be compensated for the time they devote to the Company's affairs. Each officer and director will devote only such time to the business affairs of the Company as he or she deems appropriate. (See "Conflicts of Interest" below.)

Biographical Information

         Set forth below is biographical information for each of the Company's officers and directors. No person other than the Company's officers and directors will perform any management functions for the Company. Consequently, investors will be relying on the general business acumen and experience of the Company's management and should critically assess the information set forth below.

         Gerald Couture is a principal in Couture & Company, Inc., a corporate financial consulting firm he founded in 1980. Mr. Couture has been director and/or officer of several corporations over the past ten years. These include Medical Technology Systems, Inc. from August, 1987 to October 15, 1996; which completed a Chapter 11 Bankruptcy reorganization proceeding in 1996; Cinema North Corporation and affiliates from June, 1983 to date; Smith & Wesson Knives, Inc., from March, 1988 to December, 1992; Prime Container Corp., June, 1985 to December, 1992; Vermont Manufacturing Corporation from March, 1975 to December, 1992.

         Michael T. Cronin, has been a practicing attorney with the law firm of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., in Clearwater, Florida since 1983. Mr. Cronin concentrates his practice in securities and corporate law.

         Lawrence Steinberg, has been a practicing attorney for over 35 years. Since April 1994, he has been "Of Counsel" with Jenkens & Gilchrist, P.C.,
Dallas, Texas. Prior to that time, for over 20 years, he was either a shareholder or partner with Johnson & Steinberg, P.C. and its predecessor partnership. Also, Mr. Steinberg has been an active investor in real estate and venture capital investments. From July 1992 to January 1997, he was Chief Executive Officer and Principal Shareholder of a corporation, which has owned and operated a television station in Charleston, South Carolina. In addition, he is currently the owner of a corporation which owns and operates video stores.

Conflicts of Interest; Prior Participation Blank Check Companies

         Each of the officers and directors of the Company has other professional and business interests to which he devotes his primary attention. Each may continue to do so notwithstanding the fact that management time should be devoted to the business of the Company.

         The Company has no arrangement, understanding, or intention to enter into any transaction or participate in any business venture with any officer, director, or principal shareholder or with any firm or business organization with which they are affiliated, whether by reason of stock ownership, position as officer or director, or otherwise. The board of directors has adopted a policy limiting the circumstances under which the Company may enter into such transactions. Although it is believed that the policy adopted by the Company will help to resolve conflicts of interest, there can be no assurance that such policies will be successfully implemented or that, if implemented, conflicts will be satisfactorily resolved in the best interests of the Company.

         In connection with the Company's acquisition of a business, the present shareholders of the Company, including officers and directors, may, as a negotiated element of the acquisition, sell portion or all of the Company's Common Stock held by them at a significant premium over their original investment in the Company. A conflict of interest is inherent in this situation since the Company's officers and directors will be negotiating for the acquisition on behalf of the Company and for sale of their Common Stock for their own respective accounts. Management has not adopted any policy for resolving the foregoing potential conflicts, should they arise.

         Lawrence Steinberg, an officer and director of the Company, has served as a founder, officer, and director of other companies formed with the express purpose of seeking available businesses. Mr. Steinberg is not presently associated with any "blank check" issuer other than the Company, nor is he presently seeking acquisition targets but is expected to do so after the effectiveness of this prospectus. It should be expected that all of the officers and directors will form and promote other "blank check" companies in the future. Any such activities by management are not, in the opinion of management, a part of a single plan of financing, and the board of directors has adopted a policy, which may be rescinded or amended only by majority vote of the Company's stockholders who do not hold any common stock presently outstanding (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated, prohibiting the Company from participating in a business acquisition with any other "blank check" company in which any person who has served as an officer or director of the Company prior to the acquisition holds directly, or indirectly, any ownership interest. While the board of directors may seek a change in this policy prior to any acquisition, no change may be made except by the vote specified. Certain conflicts of interest are inherent in the participation of the Company's officers and directors as shareholders in other "blank check" companies, which may be difficult, if not impossible, to resolve in all cases in the best interests of the Company. Failure by management to conduct the Company's business in its best interests may result in liability of management of the Company to the shareholders. In order to mitigate any potential conflict, each of the officers, directors, and promoters of the Company has undertaken in writing not to participate as an officer or director in any "blank check" company that files a registration statement under the Securities Act of 1933, prior to the date the Company identifies a business it proposes to acquire which meets the acquisition criteria of Rule 419, or the date six months following the date of this prospectus, whichever occurs first.

                              CERTAIN TRANSACTIONS

Purchase of Stock At Organization

         In connection with organizing the Company, its officers and directors, paid an aggregate of $600 in cash to purchase a total of 120,000 shares of Common Stock at a sales price of $0.005 per share. These transactions were not the result of arm's length negotiation.

         In addition, in March 1999, three additional persons paid an aggregate of $600 in cash to purchase a total of 120,000 shares of Common Stock, which transactions also took place at a sales price of $0.005 per share.

         All of the shares of Common Stock presently issued and outstanding are "restricted securities" as that term is defined under the Securities Act and, as such, may not be sold in the absence of registration under the Securities Act or the availability of an exemption therefrom. Under current law, such shares could not be sold for a period of one year from the date on which they are purchased, and then only under limited circumstances.
(See "DESCRIPTION OF SECURITIES.")

Affiliate Advances

         The Company has received an aggregate of $30,000 of loans from its shareholders, including an aggregate of $15,000 from its officers and directors. These loans are due on demand and bear interest at 8% per annum and are unsecured.

         Messrs. Couture, Cronin and Steinberg will make additional advances as required to cover the Company's expenses through completion of the offering. The advances do not bear interest, and will be repaid out of the net proceeds of the offering, if successful. In the event the offering is not successful, it is not expected that Messrs. Couture, Cronin and Steinberg will be able to recoup their advances.

Other Arrangements

         The Company has no agreement or understanding, express or implied, with any officer, director, or promoter, or their affiliates or associates, regarding employment with the Company or compensation for services. The Company has no plan, agreement, or understanding, express or implied, with any officer, director, or promoter, or their affiliates or associates, regarding the issuance to such persons of any shares of the Company's authorized and un-issued Common Stock. The existing officers and directors reserve the right to acquire Units in this offering. There is no understanding between the Company and any of its present shareholders regarding the sale of a portion or all of the Common Stock currently held by them in connection with any future participation by the Company is a business. There are no other plans, understandings, or arrangements whereby any of the Company's officers, directors, principal shareholders, or promoters, or any of their affiliates or associates, would receive funds, stock, or other assets in connection with the Company's participation in a business. No advances have been made or contemplated by the Company to any of its officers, directors, principal shareholders, or promoters, or any of their affiliates or associates.

         Upon acquisition of a business, it is possible that current management will resign and be replaced by persons associated with the business acquired, particularly if the Company participates in a business by effecting a stock exchange, merger, or consolidation as discussed under "BUSINESS." In the event that any member of current management remains after effecting a business acquisition, that member's time commitment and compensation will likely be adjusted based on the nature and location of such business and the services required, which cannot now be foreseen.

                            DESCRIPTION OF SECURITIES

Units

         The Units  offered  hereby  consist of 60 shares of Common  Stock.  The
Common Stock is immediately detachable on delivery from the escrow required by Rule 419, so that the Common Stock can be separately transferable on issuance. (See "COMMON STOCK" and "WARRANTS," below.)

Common Stock

         The Company is authorized to issue 15,000,000 shares, consisting of 10,000,000 shares of Common Stock, par value $0.001 per share, of which 240,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 (the "Preferred Stock"), of which no shares have been issued.

         Holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors, and, if they do so, minority shareholders would not be able to elect any members to the board of directors. The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would reduce the percentage ownership in the Company of its shareholders and which may dilute the book value of the Common Stock.

         Shareholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

         Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future.

Preferred Stock

         The Company's board of directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued Preferred Stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The Preferred Stock, if and when issued, may carry rights superior to those of the Common Stock.

         The Company considers it desirable to have a class or classes of Preferred Stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make it desirable to issue Preferred Stock through either public offerings or private placements, the provision for these classes of stock in the Company's certificate of incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the Preferred Stock would result, however, in a series of securities outstanding that may have certain preferences with respect to dividends, liquidation, redemption, and other matters superior to over the Common Stock which would result in dilution of the income per share and net book value of the Common Stock. Issuance of additional Common Stock pursuant to any conversion right which may be attached to the Preferred Stock may also result in the dilution of the net income per share and net book value of the Common Stock. The specific terms of any series of Preferred Stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine the respects in which a particular series of Preferred Stock will be superior to the Company's Common Stock. The board of directors does not have any specific plan for the issuance of Preferred Stock at the present time and does not intend to issue any such stock on terms which it deems are not in the best interests of the Company and its shareholders.

Resale of Outstanding Shares.

         All 240,000 shares of the Common Stock presently issued and outstanding are "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act of 1933 which provides, in essence, that as long as there is publicly available current information about the Company, a person holding restricted securities for a period of at least one year may sell in each 90-day period, provided he is not part of a group acting in concert, an amount equal to the greater of the average weekly trading volume of the stock during the four calendar weeks preceding the sale or 1% of the Company's outstanding Common Stock. Consequently, as of the date of this Prospectus, 120,000 shares of Common Stock currently issued and outstanding have been held for one year within the meaning of Rule 144 and may be eligible for resale in accordance with such volume restrictions. Sales under Rule 144 or otherwise may, in the future, have a depressive effect on the price of the Company's Common Stock in any market that may develop.

Transfer Agent

         Upon the closing of this offering, he transfer agent for the Company's securities will be Continental Stock Transfer & Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

General

         The Company is offering to sell a minimum of 10,000 Units and a maximum of 20,000 Units at a price of $6.00 per Unit. Each Unit consists of sixty shares of its Common Stock, $.001 par value. The Company has not entered into any underwriting agreement for the sale of the Units being offered. The Units will be offered to the public on a "best-efforts, all-or-none" basis as to the minimum number of Units and on a "best efforts" basis as to the remaining Units. There is no commitment on the part of any person to purchase and pay for any Units. The existing officers and directors reserve the right to acquire up to the minimum number of Units in this offering.

         This offering is intended to be made solely by the delivery of this Prospectus and the accompanying Subscription Application to prospective investors. None of the Company's officers or directors will participate in the making of this offering other than by the delivery of this Prospectus or by responding to inquiries by prospective purchasers. Such responses shall be limited to the information contained in the Registration Statement of which this Prospectus is a part.

         No commission will be paid with respect to the sale of Units. The Company will pay its own legal and accounting fees and other expenses incurred in connection with the offering.

         Prior to this offering, there has been no public market for the Common Stock underlying the Units. The offering price of $6.00 per Unit was arbitrarily determined by the Company and bears no relationship to any recognized criteria of value, nor is it indicative of the market price for the Common Stock after this offering. The Company makes no representations as to any objectively determinable value of the Units.

         After the Registration Statement has been declared effective, the Company will provide to each prospective investor a copy of the Final Prospectus relating to this offering which includes an agreement to purchase shares of the Units. In order to purchase the Units, the subscription application in the form attached to the Prospectus and a check made payable to "Continental Stock Transfer & Trust Co., as Escrow Agent for Alpha Resources, Inc." should be completed and forwarded to Alpha Resources, Inc. Receipt by the Company of a Subscription Agreement and/or deposit with the Escrow Agent of payment for the subscribed shares shall not constitute acceptance of a subscription. The Company reserves the right to withdraw, cancel or modify the offering hereby and to reject subscriptions in whole or in part, for any reason.

         The proceeds received under this Offering will be deposited in an interest bearing escrow account with Continental Stock Transfer & Trust Co.. In the event that less than the minimum gross proceeds from the sale of at least 10,000 Units being offered are received within 90 days from the date hereof (with an allowable additional 90-day extension), the Company will cancel this offering and all proceeds received will be promptly refunded to purchasers without any interest thereon.

         Stock certificates will not be issued until such time as good funds related to the purchase of the Units by such subscribers are released from the escrow account to the Company by the Escrow Agent. Until such time as stock certificates are issued to the subscribers, the subscribers will not be considered shareholders of the Company.

         Subscribers will have no right to a return of their subscription payments held in the escrow account until the Company decides not to accept such subscription payment.

Termination of the Offering

         The offering will commence on the date of this Prospectus and will continue for a period of 90 days from the date hereof, with an allowable additional 90-day extension. The Company has the right to terminate the offering for any reason at any time until at least 10,000 Units offered hereby have been sold. If the Company terminates the offering before the subscription proceeds for the minimum of 10,000 Units have been received by the Escrow Agent, all subscription proceeds will be promptly returned to the subscribers without interest or deduction.

Indemnification

         The Company has agreed to indemnify its officers and directors with respect to certain liabilities including liabilities which may arise under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangements, statue or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication on such issue.

                                   LITIGATION

         The Company is not a party to any material pending legal proceedings and no such action by or, to the best of its knowledge, against the Company has been threatened.

                                  LEGAL MATTERS

         The validity of the issuance of the shares offered hereby will be passed upon for Alpha Resources, Inc. by Sichenzia, Ross & Friedman LLP, New York, New York

                                     EXPERTS

         The financial statements included in this prospectus, to the extent and for the periods indicated in its report, have been included herein and in the registration statement in reliance on the report of Pender, Newkirk and Company, the Company's independent certified public accounts, given on the authority of such firm as experts in accounting and auditing.

                               FURTHER INFORMATION

         The Company has filed with the Securities and Exchange Commission a registration statement, SEC File No. 333-22693, under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus omits certain information contained in the registration statement. For further information, reference is made to the registration statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document referred are not necessarily complete, and where such contract or other document is an exhibit to the registration statement, such statement is deemed to be qualified and amplified in all respects by the provisions of the exhibit. The complete registration statement, including exhibits, is not available to the public at the Southeast Regional Office, Atlanta District Office, but may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, DC 20549, at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, NY 10048, and at its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained from the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The registration statement may be viewed at the Securities and Exchange Commission's EDGAR internet web site at http://www.sec.gov.

                              ALPHA RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)



                                      Index



                                                                          Page
                                                                          ----

Independent Auditor's Report on Financial Statements.......................F-2

Balance Sheets -
           December 31, 1998 and December 31, 1997.........................F-3

Operating Statements -
         For the Periods Ended December 31, 1998
         And December 31, 1997.............................................F-4

Statements of Changes in Stockholders' Deficit -
         For the Period January 13, 1997 (Date of Inception)
         to December 31, 1998..............................................F-5

Statements of Cash Flows -
         For the Period Ended December 31, 1998
         And December 31, 1997.............................................F-6

Notes to Financial Statements..............................................F-7

Index to Stub Period Ended March 31, 1999..................................F-8

                          Independent Auditors' Report




Board of Directors
Alpha Resources, Inc.
  (A Development Stage Company)
Clearwater, Florida



We have audited the accompanying balance sheets of Alpha Resources, Inc. (a development stage company) as of December 31, 1998 and 1997 and the related statements of operations, changes in stockholders' deficit, and cash flows for the year ended December 31, 1998, the period January 13, 1997 (date of inception) to December 31, 1998, and the period January 13, 1997 (date of inception) to December 31, 1997. These financial statements are the responsibility of the management of Alpha Resources, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alpha Resources, Inc. (a development stage company) as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.



 /s/ Pender Newkirk & Company

 Certified Public Accountants
 Tampa, Florida
 March 11, 1999





             Pender Newkirk & Company - Certified Public Accountants
           100 South Ashley Drive - Suite 1650 - Tampa, Florida 33602
                      (813) 229-2321 - Fax (813) 229-2359
                            Web Site: www.pnccpa.com



    Member of Private Companies Practice Section and SEC Practice Section of
               American Institute of Certified Public Accountants

                                       ALPHA RESOURCES, INC.
                                   (A DEVELOPMENT STAGE COMPANY)

                                          Balance Sheets

                                                                December 31,         December 31,
                                                                    1997                 1998
                                                              ------------------    ----------------

Assets
Current assets
      Cash                                                 $              5,436  $            4,915
                                                              ------------------    ----------------

            Total current assets                                          5,436               4,915
                                                              ------------------    ----------------

Other assets
      Offering costs                                                      4,206               4,206
                                                              ------------------    ----------------

            Total assets                                   $              9,642  $            9,121
                                                              ==================    ================

Liabilities and Stockholders' Deficit
Current liabilities
      Accrued expenses                                     $              5,571  $            9,850
      Loans payable - stockholders                                       15,000              15,000
                                                              ------------------    ----------------

            Total current liabilities                                    20,571              24,850
                                                              ------------------    ----------------


Stockholders' deficit
      Preferred stock, $.001 par value:
      Authorized - 5,000,000
              Issued or outstanding - none
      Common stock, $.001 par value:
      Authorized - 10,000,000
              Issued or outstanding - 120,000                               120                 120
      Additional paid-in capital                                            480                 480
      Deficit accumulated during the development stage                  (11,529)            (16,329)
                                                              ------------------    ----------------

            Total stockholders' deficit                                 (10,929)            (15,729)
                                                              ------------------    ----------------

            Total liabilities and stockholders' equity     $              9,642  $            9,121
                                                              ==================    ================



Read Independent Auditors' Report
The Accompanying Notes Are An Integral Part Of The Financial Statements

                              ALPHA RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              Operating Statements


                                                         For the Period                                            For the Period
                                                  January 13, 1997(Date of            For the Year          January 13, 1997(Date of
                                               Inception) to December 31,1997    Ended December 31, 1998            Inception) to
                                                                                                                 December 31, 1998
                                               ------------------------------    -----------------------    ------------------------
Development stage expenses
      General & Administrative Expense            $           10,329            $           3,600            $             13,929
      Interest Expense                                         1,200                        1,200                           2,400
                                                     ----------------              ---------------              ------------------

             Net Loss Before Income Taxes                    (11,529)                      (4,800)                        (16,329)

      Income Taxes                                                 -                            -                               -
                                                     ----------------              ---------------              ------------------

             Net Loss                             $          (11,529)           $          (4,800)           $            (16,329)
                                                     ================              ===============              ==================

             Basic Loss Per Share                 $            (0.10)           $           (0.04)           $              (0.14)
                                                     ================              ===============              ==================

             Weighted average number of
                  common shares outstanding                  120,000                      120,000                         120,000
                                                     ================              ===============              ==================



Read Independent Auditors' Report
The Accompanying Notes Are An Integral Part Of The Financial Statements

                              ALPHA RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                 Statements of Changes in Stockholders' Deficit

    For the Period January 13, 1997 (Date of Inception) to December 31, 1998


                                                 Common Stock                                  Deficit
                                        -------------------------------                      Accumulated
                                           Shares           $ 0.001          Additional       During the           Total
                                          Issued and          Par             Paid-in        Development        Stockholders'
                                          Outstandng         Value            Capital            Stage            Deficit
                                        --------------   --------------    --------------   ---------------    --------------

Issuance of 120,000 shares of
        common stock                          120,000  $           120   $           480  $              -   $           600

Net loss for period                                 -                -                 -           (11,529)          (11,529)
                                        --------------   --------------    --------------   ---------------    --------------

Balance, December 31, 1997                    120,000  $           120   $           480  $        (11,529)  $       (10,929)
                                        --------------   --------------    --------------   ---------------    --------------

Net loss for period                                 -                -                 -            (4,800)           (4,800)
                                        --------------   --------------    --------------   ---------------    --------------

Balance, December 31, 1998                    120,000  $           120   $           480  $        (16,329)  $       (15,729)
                                        ==============   ==============    ==============   ===============    ==============



Read Independent Auditors' Report
The Accompanying Notes Are An Integral Part Of The Financial Statements

                              ALPHA RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            Statements of Cash Flows


                                                              For the Period                                       For the Period
                                                       January 13, 1997 (Date of           For the Year           January 13, 1997
                                                    Inception) to December 31, 1997   Ended December 31, 1998   (Date of Inception)
                                                                                                                to December 31, 1998
                                                    -------------------------------   -----------------------   --------------------

Cash flows from operating activities:
    Net loss                                            $            (11,529)         $             (4,800)    $            (16,329)
    Adjustments to reconcile net loss to net
       cash used in operating activities:
       Increase in accrued expenses                                    5,571                         4,279                    9,850
                                                           ------------------            ------------------        -----------------
        Net cash (used) provided by operating activities              (5,958)                         (521)                  (6,479)
                                                           ------------------            ------------------        -----------------

Cash flows from financing activities:
    Proceeds from issuance of common stock                               600                             -                      600
    Proceeds from loans payable - stockholders                        15,000                             -                   15,000
    Offering costs                                                    (4,206)                            -                   (4,206)
                                                           ------------------            ------------------        -----------------
        Net cash provided by financing activities                     11,394                             -                   11,394
                                                           ------------------            ------------------        -----------------

        Net increase (decrease) in cash                                5,436                          (521)                   4,915

Cash beginning                                                             -                         5,436                        -
                                                           ------------------            ------------------        -----------------

Cash ending                                             $              5,436          $              4,915      $             4,915
                                                           ==================            ==================        =================




Read Independent Auditors' Report
The Accompanying Notes Are An Integral Part Of The Financial Statements

                              ALPHA RESOURCES, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements
                      For the Year Ended December 31, 1998

Note 1 -  Background

Alpha Resources, Inc. (the "Company") was incorporated January 13, 1997 in the State of Delaware, and has been in the development stage since its formation. The Company intends to effect a merger, exchange of capital stock, asset acquisition, or other similar business combination or acquisition with a business entity. The Company has not identified any specific business or company to fulfill it intentions.

The Company is in the process of registering its securities with the Securities and Exchange Commission and offer certain securities in a "blank check" offering subject to Rule 419 of the Securities Act of 1933.

Note 2 -  Summary of Significant Accounting Policies


                              Accounting Estimates
                              --------------------
The preparation of financial statements requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                              Organizational Costs
                              --------------------
Costs incurred in the organization of the Company were expensed as incurred under the provision of SOP 98-5, "reporting on the costs of start up activities."

                                  Income Taxes
                                  ------------
Deferred income taxes are provided for when transactions are reflected in income for financial reporting purposes in a year other than the year of their inclusion in taxable income. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                          Concentration of Credit Risk
                          ----------------------------
The Company maintains cash balances at a bank. The account is insured by the Federal Deposit Insurance Corporation up to $100,000.

                               Earnings Per Share
                               ------------------
Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of shares outstanding for the period.

Note 3 -  Related Party Transactions

The Company has received $15,000 of loans from the three shareholders of the Company. These loans are due on demand and bear interest at 8% per annum and are unsecured. These shareholders are also officers and directors of the Company. The Company accrued $2,400 and $1,200 respectively, of interest on these notes for the year ended December 31, 1998 and the period ended December 31, 1997.

                              ALPHA RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)



                              Index to Stub Period



                                                                           Page
                                                                           ----

Balance Sheets -
          March 31, 1999....................................................F-9

Operating Statements -
         Three Months Ended March 31, 1998 and 1999.........................F-10

Statements of Cash Flows -
         Three Months Ended March 31, 1998 and 1999.........................F-11

Notes to Financial Statements...............................................F-12

                           ALPHA RESOURCES, INC.
                       (A DEVELOPMENT STAGE COMPANY)

                               Balance Sheets

                                                               March 31,
                                                                  1999
                                                            -----------------
                                                              (Unauditied)
Assets
Current assets
      Cash                                               $            18,270
                                                            -----------------

            Total current assets                                      18,270
                                                            -----------------

Other assets
      Offering costs                                                   4,206
                                                            -----------------

            Total assets                                 $            22,476
                                                            =================

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
      Accrued expenses                                   $             7,926
      Loans payable - stockholders                                    30,000
                                                            -----------------

            Total current liabilities                                 37,926
                                                            -----------------


Stockholders' equity
      Preferred stock, $.001 par value:
      Authorized - 5,000,000
              Issued or outstanding - none
      Common stock, $.001 par value:
      Authorized - 10,000,000
              Issued and outstanding - 240,000
                                                                         240
      Additional paid-in capital
      Deficit accumulated during the development stage                   960
                                                                     (16,650)
                                                            -----------------
            Total stockholders' (deficit)
                                                                     (15,450)
                                                            -----------------
            Total liabilities and stockholders' equity
                                                         $            22,476
                                                            =================



The Accompanying Notes Are An Integral Part Of The Financial Statements

                              ALPHA RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              Operating Statements
                                   (Unaudited)


                                                            For the Three Months  For the Three Months         For the Period
                                                                  Ended                  Ended             January 13, 1997( Date of
                                                             March 31, 1998         March 31, 1999      Inception) to March 31, 1999
                                                           --------------------   --------------------  ----------------------------


Development stage expenses
      General & Administrative Expense                  $                  180 $                   21       $               13,950
      Interest Expense                                                     300                    300                        2,700
                                                           --------------------   --------------------         --------------------

                     Net Loss Before Income Taxes                         (480)                  (321)                     (16,650)

      Income Taxes                                                           -                      -                            -
                                                           --------------------   --------------------         --------------------

                     Net Loss                           $                 (480)$                 (321)      $              (16,650)
                                                           ====================   ====================         ====================

                     Basic Loss Per Share               $                (0.00)$                (0.00)      $                (0.14)
                                                           ====================   ====================         ====================

                     Weighted average number of
                          common shares outstanding                    120,000                120,000                      120,000
                                                           ====================   ====================         ====================







The Accompanying Notes Are An Integral Part Of The Financial Statements

                              ALPHA RESOURCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            Statements of Cash Flows
                                   (Unaudited)

                                                                          For the Three     For the Three          For the Period
                                                                          Months Ended       Months Ended         January 13, 1997
                                                                         March 31, 1998     March 31, 1999      (Date of Inception)
                                                                                                                 to March 31, 1999
                                                                         ----------------  -----------------     -------------------
Cash flows from operating activities:
      Net loss                                                        $             (480)$             (321)    $           (16,650)
      Adjustments to reconcile net loss to net
            cash used in operating activities:
            (Decrease) in accrued expenses                                           135             (1,924)                  7,926
                                                                         ----------------  -----------------        ----------------
                   Net cash (used) provided by operating activities                 (345)            (2,245)                 (8,724)
                                                                         ----------------  -----------------        ----------------

Cash flows from financing activities:
      Proceeds from issuance of common stock                                           -                600                   1,200
      Proceeds from loans payable - stockholders                                       -             15,000                  30,000
      Offering costs                                                                   -                  -                  (4,206)
                                                                         ----------------  -----------------        ----------------
                   Net cash provided by financing activities                           -             15,600                  26,994
                                                                         ----------------  -----------------        ----------------

                   Net increase (decrease) in cash                                  (345)            13,355                  18,270

Cash beginning                                                                     5,435              4,915                       -
                                                                         ----------------  -----------------        ----------------

Cash ending                                                           $            5,090 $           18,270     $            18,270
                                                                         ================  =================        ================





The Accompanying Notes Are An Integral Part Of The Financial Statements

                              ALPHA RESOURCES, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements
                    For the Three Months Ended March 31, 1999
                                   (Unaudited)

Note 1 -  Background

Alpha Resources, Inc. (the "Company") was incorporated January 13, 1997 in the State of Delaware, and has been in the development stage since its formation. The Company intends to effect a merger, exchange of capital stock, asset acquisition, or other similar business combination or acquisition with a business entity. The Company has not identified any specific business or company to fulfill it intentions.

The Company is in the process of registering its securities with the Securities and Exchange Commission and offer certain securities in a "blank check" offering subject to Rule 419 of the Securities Act of 1933.

Note 2 -  Summary of Significant Accounting Policies

                              Accounting Estimates
                              --------------------
The preparation of financial statements requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

In the opinion of management, all adjustments, consisting of adjustments necessary for a fair presentation of (a) the results of operations for the three month period ended March 31, 1998 and 1999, and the period January 13, 1997 (Date of Inception) to March 31, 1999, (b) the financial position at March 31, 1999, (c) cash flows for the three month period ended March 31, 1998 and 1999, and the period January 13, 1997 (Date of Inception) to March 31, 1999.

                              Organizational Costs
                              --------------------
Costs incurred in the organization of the Company were expensed as incurred under the provision of SOP 98-5, "reporting on the costs of start up activities."

                                  Income Taxes
                                  ------------
Deferred income taxes are provided for when transactions are reflected in income for financial reporting purposes in a year other than the year of their inclusion in taxable income. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                          Concentration of Credit Risk
                          ----------------------------
The Company maintains cash balances at a bank. The account is insured by the Federal Deposit Insurance Corporation up to $100,000.

                               Earnings Per Share
                               ------------------
Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of shares outstanding for the period.

Note 3 -  Related Party Transactions

The Company has received $30,000 of loans from the six shareholders of the Company. These loans are due on demand and bear interest at 8% per annum and are unsecured. Three of these shareholders are also officers and directors of the Company. The Company accrued $2,700 of interest on these notes at March 31, 1999.

                              ALPHA RESOURCES, INC.
                             SUBSCRIPTION AGREEMENT

1. Subscription. The undersigned hereby subscribes to purchase _______ (the "Units"), of Alpha Resources, Inc. (the "Company") for a purchase price equal to $6.00 per unit or $________________ total. A cashier's check payable to "Continental Stock Transfer & Trust Co., as Escrow Agent for Alpha Resources, Inc." in the amount of the purchase price is enclosed with this Subscription Agreement.

2. Subscription Funds. The undersigned understands that the subscription funds will be held in an escrow account at Continental Stock Transfer & Trust Co. In the event this Subscription Agreement is rejected in whole by the Company, or if subscriptions for a minimum of 10,000 Units have not been received and accepted by the Escrow Agent, the funds will be promptly returned to the undersigned without interest or deduction, and this Subscription Agreement will be null and void. In the event this Subscription Agreement is accepted, in whole or in part, the funds deposited in the escrow account will be paid over to the Company at a closing and applied as described in the Prospectus (and any amounts which the undersigned has tendered in excess of the cash subscription price for the Units allocated to the undersigned will be returned).

3. Acknowledgement. The undersigned acknowledges that, prior to signing this Subscription Agreement, he or she has received the Prospectus describing the offering of Units by the Company and has carefully reviewed the risks of and other considerations relevant to, a purchase of the Common Stock, including those described under the caption "Risk Factors" in the Prospectus.

4. Subscription Irrevocable. This Subscription Agreement is not transferable or assignable and is irrevocable, except that the execution and delivery of this Subscription Agreement will not constitute an agreement between the undersigned and the Company until this subscription is accepted on behalf of the Company. This Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs and legal representatives. The undersigned hereby executes this Subscription Agreement as of the ____ day of 199__, at -----------------------, ----------------------. (city) (state)

                               SUBSTITUTE FORM W-9
               PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER

Under the penalties of perjury, I certify that: (1) the Social Security number or Taxpayer Identification Number given below is correct; and (2) 1 am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT NUMBER 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPOM71NG INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

MAIL TO:                                 Signature: __________________________

Alpha Resources Subscription Account     Print Name: _________________________

c/o Continental Stock Transfer &
Trust Co.                                __________________________________

2 Broadway                               __________________________________
                                         Federal Employer Identification Number/
New York, New York 10004                 Social Security Number

                                         ----------------------------------
                                         Street Address

                                         ----------------------------------
                                         City, State and Zip Code

                                         -----------------------------------
                                         Telephone Number

No dealer, salesperson, or any other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.


         TABLE OF CONTENTS

                                    Page
                                    ----
Available Information................5
Prospectus Summary...................8
The Company..........................8
Risk Factors........................12
Dilution............................19
Comparative Data....................20
Use of Proceeds.....................21
Business............................23
Principal Shareholders..............30
Certain Transactions................33
Description of Securities...........34
Plan of Distribution................36
Litigation..........................38
Legal Matters.......................39
Experts.............................40
Further Information.................41
Financial Statements...............F-1



                                          ALPHA RESOURCES, INC.

                                               20,000 Units


                                           1,200,000 SHARES OF
                                               COMMON STOCK


                                             ----------------

                                                PROSPECTUS
                                             ----------------













                                             ----------------


                                                 ___1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         The Certificate of Incorporation (the "Certificate") provides that a Director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except, (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of laws; (iii) for liability under Section 174 of the Delaware General Corporation Law (the "Delaware GCL") (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the Director derived any improper personal benefit. Article 3 of the Company's Certificate, included as Exhibit 3 hereto, provides that the Company shall indemnify each Director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the Delaware GCL.

         Article I of the Company's Bylaws, included in Exhibit 3B hereto, provides, in general, that the Company shall indemnify its directors and officers under the circumstances specified in the Delaware GCL and gives authority to the Company to purchase insurance with respect to such indemnification.

Item 25. Other Expenses of Issuance and Distribution

         The estimated expenses in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee........................$ 42
National Association of Securities Dealers, Inc. examination fee............500
Accounting fees and expenses..............................................3,200
Legal fees and expenses..................................................10,000
Printing and engraving expenses...........................................2,000
Blue Sky fees and expenses (including legal fees).........................5,000
Transfer Agent and Registrar fees and expenses............................2,000
Escrow Agent fees.........................................................3,800
Miscellaneous...............................................................458
                                                                         ------

TOTAL....................................................................27,000
                                                                         ======
* Estimates
-----------
The Registrant will bear all expenses listed above.

Item 26. Recent Sales of Unregistered Securities

         The Company has issued  120,000 shares of its Common Stock to its three
(3) founders.

         In addition, in March 1999, the Company issued an additional 120,000 shares of its Common Stock to three persons.

         For such transactions, the Company relied upon Section 4(2) of the Securities Act of 1933 as an exemption available from the registration requirements of Section 5 of the Securities Act of 1933 for transactions by an issuer not involving a public offering. The securities were issued to a purchaser who represented, in a manner satisfactory to the Company, that it had acquired the securities for investment and not with the view of the distribution thereof. The transaction described or referred to above did not involve an underwriter, and no discount or commission was paid in connection therewith. No advertising or general solicitation was employed by the Company in offering the securities and no commissions were paid in connection with the sales thereof. The securities of the Company issued to the purchasers have been embossed with the legend restricting transfer of such securities. A stop transfer order concerning the transfer of the certificates representing all the common stock issued and outstanding as indicated above has been noted on the Company's stock transfer ledger.

Item 27. Exhibits and Financial Statement Schedule.

       10.1       Intentionally Left Blank.
       10.2       Intentionally Left Blank.
       10.3       Intentionally Left Blank.
       10.4       Form of Proceeds Escrow Agreement (2)
       10.5       Certificate of Incorporation (1)
       10.6       By-Laws (1)
       10.7       Opinion re:  Legality and Consent of Counsel (2)
       10.8       Consent of Pender, Newkirk & Co. , CPA (2)

-------------------

(1)    Previously filed.
(2)    Filed herewith.

Item 28. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                  The undersigned registrant hereby further undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on this Amendment No.2 to Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida on June 21, 1999.


                              ALPHA RESOURCES, INC.


                              By: /s/ Gerald Couture
                                  ------------------
                                  Gerald Couture, President and
                                  Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Amendment No. 2 to Form SB-2 has been signed by the following persons in the capacities and on the dates stated.



Signature                               Capacity                      Date
---------                               --------                      ----


/s/Gerald Couture
-----------------                  Chairman of the Board,         June 21, 1999
Gerald Couture                     Chief Executive Officer,
                                   Financial Officer, Chief
                                   Accounting Officer, President,
                                   Treasurer

/s/Michael T. Cronin
--------------------               Director, Secretary            June 21, 1999
Michael T. Cronin

/s/Lawrence Steinberg
---------------------              Director                       June 21, 1999
Lawrence Steinberg

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.